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Exhibit 10.15

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to Limited Partnership Agreements and Operating Agreements

As of December 28, 2004

Entity Name	Restaurant Location	Percentage of Holdings' Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders
Roadhouse of Longmont, LLC	Longmont, CO	5%	0.5%	47.5%
Texas Roadhouse of Hiram, LLC	Hiram, GA	10%	2.0%	—
Texas Roadhouse of Marietta, LLC	Marietta, GA	10%	2.0%	—
Roadhouse of Wichita, LLC	Wichita, KS	4.9%	0.5%	55.1%
Texas Roadhouse of Everett, LLC	Everett, MA	5%	0.5%	59%
Texas Roadhouse of Billings, LLC	Billings, MT	5%	0.5%	57%
Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5%	0.5%	90%
Roadhouse of McKinney, Ltd.	McKinney, TX	5%	0.5%	62%
Texas Roadhouse of Port Arthur, Ltd.	Port Arthur, TX	5%	0.5%	93%

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  Exhibit 10.15